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                                                                    CAPITAL SELECT VARIABLE SERIES
                                                                    Retail Broker-Dealer
                                                                    Schedule of Compensation
Valley Forge Life Insurance Company                                 Standard

                                                                    CAPITAL SELECT VARIABLE SERIES
                                                                    Retail Broker-Dealer
                                                                    Schedule of Compensation


                                                             SCHEDULE 1

Subject to all of the terms and  conditions  of the  Broker-Dealer  Sales  Agreement  entered  into  between  the Valley  Forge Life
Insurance  Company,  CNA Investor  Services,  Inc.,  and  Broker-Dealer,  this  Schedule is attached and made a part  thereto.  This
Schedule replaces any previously issued compensation  schedule relating to the Capital Select Variable Annuity,  Capital Select Plus
Variable  Annuity or Capital Select Variable  Universal Life Contracts.  It is acknowledged  that the insurer  reserves the right to reject any  applications  submitted and to cancel or rescind any contract issued,  returning where  applicable the  consideration or any part thereof. In the event of such rejection,  cancellation,  or rescission,  any commissions paid on the consideration returned shall forthwith be paid by the Broker-Dealer to the insurer or withheld from commission payments, or both.

Commission:

1. Commissions will be paid directly to the registered representative's broker-dealer.

2. The registered representative for whom the commission is intended must be appropriately licensed and appointed.

Commission:

Capital Select Variable Annuity; Policy form numbers V100-1128A; V100-1129A; P4-119013-A; P4-119014-A

      OPTION A
      ----------------------------------------------------------------------------------------------------------------------
      Issue Age                           up to age 74                75-79                           80+
      ----------------------------------------------------------------------------------------------------------------------
      1st Year Commission                 6.00%                       5.50%                           5.00
      ----------------------------------------------------------------------------------------------------------------------
      2-5 Year Trail Commission           0                           0                               0
      ----------------------------------------------------------------------------------------------------------------------
      6+  Year Trail Commission           .50%                        .50%                            .50%

      OPTION B
      ----------------------------------------------------------------------------------------------------------------------
      Issue Age                           up to age 74                75-79                          80+
      ----------------------------------------------------------------------------------------------------------------------
      1st Year Commission                 5.00%                       4.50%                          4.00
      ----------------------------------------------------------------------------------------------------------------------
      2-5 Year Trail Commission           .25%                        .25%                           .25%
      ----------------------------------------------------------------------------------------------------------------------
      6+  Year Trail Commission           .75%                        .75%                           .75%

      OPTION C
      ----------------------------------------------------------------------------------------------------------------------
      Issue Age                           up to age 74                75-79                          80+
      ----------------------------------------------------------------------------------------------------------------------
      1st  Year Commission                3.00%                       2.50%                          2.00
      ----------------------------------------------------------------------------------------------------------------------
      2-5 Year Trail Commission           .60%                        .60%                           .60%
      ----------------------------------------------------------------------------------------------------------------------
      6+  Year Trail Commission           1.10%                       1.10%                          1.10%
Trail commissions are paid quarterly for this product.


At the time of sale, the registered  representative  must indicate on the  application  which  commission  option is preferred.  The registered  representative  should  indicate  on the  application  whether  Option A, B or C is  preferred.  If no Option is chosen,
Commission will be paid under Option A.

Chargebacks:
Commission Chargebacks will be taken on Surrenders only.  The chargeback rates for the Capital Select Variable Annuity product are:
1st 6 months                                   100.00%
Months 7 through 12                              50.00%
         Over 12 months                    0.00%

Commission:
Capital Select Plus Variable Annuity; Policy form number VA-101 Series (Effective 3/1/2000)

        OPTION A
      ----------------------------------------------------------------------------------------------------------------------
      Issue Age                           up to age 74                75 +
      ----------------------------------------------------------------------------------------------------------------------
      1st Year Commission*                5.00%                       3.00%
      ----------------------------------------------------------------------------------------------------------------------
      2-7 Year Trail Commission           0                           0
      ----------------------------------------------------------------------------------------------------------------------
      8+  Year Trail Commission           .50%                        .50%

      OPTION B
      ----------------------------------------------------------------------------------------------------------------------
      Issue Age                           up to age 74                75 +
      ----------------------------------------------------------------------------------------------------------------------
      1st Year Commission*                3.00%                       1.00
      ----------------------------------------------------------------------------------------------------------------------
      2-7 Year Trail Commission           .25%                        .25%
      ----------------------------------------------------------------------------------------------------------------------
      8+  Year Trail Commission           .75%                        .75%
      Trail commissions are paid quarterly for this product.

At the time of sale, the registered  representative  must indicate on the  application  which  commission  option is preferred.  The registered  representative  should  indicate  on the  application  whether  Option A or B is  preferred.  If no  Option  is  chosen,
Commission will be paid under Option A.
*Policyholder bonus is not subject to first year commissions.

Chargebacks:
Commission Chargebacks will be taken on Surrenders only.  The chargeback rates for the Capital Select Plus product are:
1st 6 months                           100.00%
Months 7 through 12                      50.00%
         Over 12 months                            0.00%


Commission:
Capital Select Variable Universal Life; Policy form numbers V100-1132-A; V100-1133-A
(Effective 4/1/2000)

      ----------------------------------------------------------------------------------------------------------------------
                                                                                All Contract Years     Contract Years 2+
                         Contract Year 1            Contract Years2+            Excess of Target       Trail Commissions
                         % of Target Premium        % of Target Premium         Premium                Paid Quarterly
      ----------------------------------------------------------------------------------------------------------------------
      Commission         90%                        0%                          0%                     .30%

Term Conversion Credits:
Premium credits resulting from a CNA term policy conversion are not subject to first year commissions.
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